Exhibit 10.15

INTERNATIONAL SECURITIES EXCHANGE, INC.

OMNIBUS STOCK PLAN

ARTICLE 1

EFFECTIVE DATE AND PURPOSE

1.1. Effective Date. The Plan is effective as the International Securities Exchange, Inc. (“ISE”) Omnibus Stock Plan as of                     .

1.2. Purpose of the Plan. The Plan is intended to further the growth and profitability of ISE by increasing incentives and encouraging Share ownership on the part of ISE’s Employees, Independent Contractors and Members of the Board. The Plan is intended to permit the grant of Awards that constitute Incentive Stock Options, Non-Qualified Stock Options, SARs, Restricted Stock and Restricted Stock Units.

ARTICLE 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1. “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2. “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlled by ISE.

2.3. “Award” means, individually or collectively, a grant under the Plan of Non-Qualified Stock Options, Incentive Stock Options, SARs, Restricted Stock or Restricted Stock Units.

2.4. “Award Agreement” means the written agreement setting forth the terms and conditions applicable to an Award.

2.5 “Base Price” means the price at which a SAR may be exercised with respect to a Share.

2.6. “Board” means ISE’s Board of Directors.

2.7. “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.8. “Committee” means the “compensation committee” of the Board.

2.9. “Employee” means an employee of ISE, its subsidiaries, or Affiliates (each an “Employer”) designated by the Board or the Committee.

2.10. “Exercise Price” means the price at which a Share subject to an Option may be purchased upon the exercise of the Option.

2.11. “Fair Market Value” means, except as otherwise specified in a particular Award Agreement, (a) in the case of Shares that are traded on an established national or regional securities exchange, the closing transaction price of such a Share as reported by such exchange on the date as of which such value is being determined or, if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported, (b) in the case of Shares that are not traded on an established national or regional securities exchange, the average of the bid and ask prices for such a Share, where quoted for such Shares, or (c) if Fair Market Value cannot be determined under clause (a) or clause (b) above, or if the Committee determines in its sole discretion that the Shares are too thinly traded for Fair Market Value to be determined pursuant to clause (a) or clause (b), the value as determined by the Committee, in its sole discretion, on a good faith basis.

2.12. “Grant Date” means the date that the Award is granted.

2.13. “Incentive Stock Option” means an Option that is designated as an Incentive Stock Option and is intended by the Committee to meet the requirements of section 422 of the Code.

2.14. “Independent Contractor” means a person employed by ISE for a specific task, study or project who is not an Employee.

2.15. “Member of the Board” means an individual who is a member of the Board.

2.16. “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.17. “Option” means an option to purchase Shares pursuant to Article 5.

2.18. “Participant” means an Employee, Independent Contractor or Member of the Board with respect to whom an Award has been granted and remains outstanding.

2.19 “Performance Goals” means goals established by the Committee as contingencies for Awards to vest and/or become exercisable.

2.20. “Period of Restriction” means the period during which Restricted Stock or an RSU is subject to forfeiture and/or restrictions on transferability.

2.21. “Plan” means this ISE Omnibus Stock Plan, as set forth in this instrument and as hereafter amended from time to time.

2.22. “Restricted Stock” means a Stock Award granted pursuant to Article 6 under which the Shares are subject to forfeiture upon such terms and conditions as specified in the relevant Award Agreement.

2.23. “Restricted Stock Unit” or “RSU” means a Stock Award granted pursuant to Article 6 subject to a period or periods of time after which the Participant will receive Shares if the conditions contained in such Stock Award have been met.

2.24. “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, as amended, and any future regulation amending, supplementing or superseding such regulation.

2.25. “Share” means ISE’s Class A Common Stock, par value $0.01 per share or any security issued by ISE or any successor in exchange or in substitution therefor.

2.26. “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7, granted alone or in tandem with a related Option which is designated by the Committee as an SAR.

2.27. “Stock Award” means an Award of Restricted Stock or an RSU pursuant to Article 6.

2.28. “Ten Percent Holder” means an Employee (together with persons whose stock ownership is attributed to the Employee pursuant to section 424(d) of the Code) who, at the time an Option is granted, owns stock representing more than ten percent of the voting power of all classes of stock of ISE.

ARTICLE 3

ADMINISTRATION

3.1. The Committee. The Plan shall be administered by the Committee. It is intended that each member of the Committee shall qualify as (a) a “non-employee director” under Rule 16b-3, (b) an “outside director” under section 162(m) of the Code and (c) an “independent director” under the rules of any national securities exchange or national securities association, as applicable. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

3.2. Authority and Action of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Independent Contractors and Members of the Board shall be eligible to receive Awards and to grant Awards, (b) prescribe the form, amount, timing and other terms and conditions of each Award, (c) interpret the Plan and the Award Agreements, (d) adopt such procedures as it deems necessary or appropriate to permit participation in the Plan by eligible Employees, Independent Contractors and Members of the Board, (e) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of the Plan, and (f) interpret, amend or revoke any such procedures or rules. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting. A majority of the Committee shall constitute a quorum.

3.3. Delegation by the Committee. The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more Members of the Board and/or officers of ISE; provided, however, that the Committee may not delegate its authority or power with respect to (a) the selection for participation in this Plan of an officer or other person subject to Section 16 of the 1934 Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person or (b) any Award that is intended to satisfy the requirements applicable to “qualified performance-based compensation” under section 162(m) of the Code.

3.4. Decisions Binding. All determinations, decisions and interpretations of the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

3.5. Restrictions on Incentive Stock Options. Incentive Stock Options may not be granted more than 10 years from the date the Plan is adopted or the date the Plan is approved by ISE’s shareholders, whichever is earlier. Incentive Stock Options are not transferable, except by will or the laws of descent. If this Plan is not approved within 12 months before or after the Effective Date, no further Incentive Stock Options may be granted and any previously granted shall remain valid but be deemed to be Non-Qualified Stock Options.

3.6. Performance Goals. The Committee shall have the authority to grant Awards under this Plan that are contingent upon the achievement of Performance Goals. Such Performance Goals are to be specified in the relevant Award Agreement and may be based on such factors including, but not limited to: (a) revenue, (b) earnings per Share, (c) net income per Share, (d) Share price, (e) pre-tax profits, (f) net earnings, (g) net income, (h) operating income, (i) cash flow, (j) earnings before interest, taxes, depreciation and amortization, (k) sales, (l) total stockholder return relative to assets, (m) total stockholder return relative to peers, (n) financial returns (including, without limitation, return on assets, return on equity and return on investment), (o) cost reduction targets, (p) customer satisfaction, (q) customer growth, (r) employee satisfaction, (s) gross margin, (t) revenue growth, or (u) any combination of the foregoing, or such other criteria as the Committee may determine. Performance Goals may be in respect of the performance of the ISE, any of its Affiliates or any combination thereof on either a consolidated, business unit or divisional level. Performance Goals may be absolute or relative (to prior performance of ISE or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range.

ARTICLE 4

SHARES SUBJECT TO THE PLAN

4.1. Number of Shares. Subject to adjustment as provided in Section 4.3, 460,000 (which upon the stock dividend contemplated in connection with the initial public offering is expected to become 4,600,000) Shares shall be available for grants of Awards under the Plan. The maximum number of Shares with respect to which Restricted Stock, RSUs, Options or SARs or a combination thereof may be granted during any year to any person shall be 46,000 (which upon the stock dividend contemplated in connection with the initial public offering is expected to become 460,000) Shares subject to adjustment as provided in Section 4.3. Shares awarded under the Plan may be either authorized but unissued Shares, authorized and issued Shares reacquired and held as treasury Shares or a combination thereof.

4.2. Lapsed Awards. To the extent that Shares subject to an outstanding Option (except to the extent Shares are issued or delivered by ISE in connection with the exercise of a tandem SAR) or other Award are not issued or delivered by reason of the expiration, cancellation, forfeiture or other termination of such Award or by reason of the delivery or withholding of Shares to pay all or a portion of the Exercise Price of an Award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an Award, then such Shares shall again be available under this Plan.

4.3. Adjustments in Awards and Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, share combination, or other similar change in the corporate structure of ISE affecting the Shares, the Committee may adjust the number, class and series of ISE’s securities or the securities of any successor corporation available under the Plan, the number, class, series and purchase price of securities subject to outstanding Awards, and the numerical limit of Section 4.1 in such manner as the Committee in its sole discretion shall determine to be appropriate to prevent the dilution or diminution of such Awards. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an outstanding Award under this Plan, ISE shall pay the holder of such Award, in connection with the first vesting, exercise or settlement of such Award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the Exercise Price or Base Price, if any, of such Award.

ARTICLE 5

STOCK OPTIONS

5.1. Grant of Options. Subject to the provisions of the Plan, Options may be granted to Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion. An Award of Options may include Incentive Stock Options, Non-Qualified Stock Options, or a combination thereof; provided, that no Incentive Stock Option shall be granted more than ten years after the earlier of (i) the date this Plan is adopted by the Board or (ii) the date this Plan is approved by ISE’s shareholders.

5.2. Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to the exercise of all or a portion of the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement pertaining to an Option shall designate such Option as an Incentive Stock Option or a Non-Qualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of ISE, or any parent or subsidiary as defined in section 424 of the Code) exceeds $100,000, such Options shall constitute Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted.

5.3. Exercise Price. Subject to the other provisions of this Section, the Exercise Price with respect to Shares subject to an Option shall be determined by the Committee in its sole discretion. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that the Exercise Price with respect to a Ten Percent Shareholder shall not be less than one hundred-ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.4. Expiration Dates. Each Option shall terminate not later than the expiration date specified in the Award Agreement pertaining to such Option; provided, however, that the expiration date with respect to an Incentive Stock Option shall not be later than the tenth anniversary of its Grant Date and the expiration date with respect to an Incentive Stock Option granted to a Ten Percent Holder shall not be later than the fifth anniversary of its Grant Date.

5.5. Exercisability of Options. Subject to Section 5.4, Options granted under the Plan shall be exercisable at such times, and shall be subject to such restrictions and conditions, as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the Exercisability of the Option. The exercise of an Option is contingent upon payment by the Optionee of the amount sufficient to pay all taxes required to be withheld by any governmental agency. Such payment may be in any form approved by the Committee.

5.6. Method of Exercise. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of ISE (or his or her designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment of the Exercise Price with respect to each such Share and an amount sufficient to pay all taxes required to be withheld by any governmental agency. The Exercise Price shall be payable to ISE in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares which have been held by the Optionee for at least six months having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price of the Shares with respect to which the Option is to be exercised, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a written notification of exercise and full payment for the Shares with respect to which the Option is exercised, ISE shall deliver to the Participant Share certificates (which may be in book entry form) for such Shares with respect to which the Option is exercised.

5.7. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

ARTICLE 6

STOCK AWARDS

6.1. Grant of Stock Awards. Subject to the provisions of the Plan, Stock Awards may be granted to such Participants at such times, and subject to such terms and conditions, as determined by the Committee in its sole discretion.

6.2. Stock Award Agreement. Each Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares granted, the price, if any, to be paid for the Shares and the Period of Restriction applicable to a Restricted Stock Award or RSU Award and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.3. Transferability/Share Certificates. Shares subject to an Award of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated during a Period of Restriction. During the Period of Restriction, a Restricted Stock Award may be registered in the holder’s name or a nominee’s name at the discretion of ISE and may bear a legend as described in Section 6.4.2. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by ISE as escrow agent during the applicable Period of Restriction, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by ISE, which would permit transfer to ISE of all or a portion of the Shares subject to the Restricted Stock Award in the event such Award is forfeited in whole or part.

6.4. Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares subject to an Award of Restricted Stock as it may deem advisable or appropriate.

6.4.1. General Restrictions. The Committee may set restrictions based upon applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

6.4.2. Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock during the Period of Restriction to give appropriate notice of such restrictions. For example, the Committee may determine that some or all certificates representing Shares of Restricted Stock shall bear the following legend: “The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the International Securities Exchange, Inc. (“ISE”), Omnibus Stock Plan (the “Plan”), and in a Restricted Stock Agreement (as defined by the Plan). A copy of the Plan and such Restricted Stock Agreement may be obtained from the Chief Financial Officer of ISE.”

6.5. Removal of Restrictions. Shares of Restricted Stock covered by a Restricted Stock Award made under the Plan shall be released from escrow as soon as practicable after the termination of the Period of Restriction and, subject to ISE’s right to require payment of any taxes, a certificate or certificates evidencing ownership of the requisite number of Shares shall be delivered to the Participant.

6.6. Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless otherwise provided in the Award Agreement.

6.7. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be deposited with ISE and shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1. Grant of SARs. Subject to the provisions of the Plan, SARs may be granted to such Participants at such times, and subject to such terms and conditions, as shall be determined by the Committee in its sole discretion; provided, that any tandem SAR (i.e., a SAR granted in tandem with an Option) related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted.

7.2. Base Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. Without limiting the foregoing, the Base Price with respect to Shares subject to a tandem SAR shall be the same as the Exercise Price with respect to the Shares subject to the related Option.

7.3. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Base Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

7.4. Expiration Dates. Each SAR shall terminate no later than the expiration date specified in the Award Agreement for that SAR; provided, however, that the expiration date with respect to a tandem SAR shall not be later than the expiration date of the related Option.

7.5. Payment of SAR Amount. A SAR may be exercised (a) by the Participant’s delivery of a written notice of exercise to the Chief Financial Officer of ISE (or his or her designee) setting forth the number of whole SARs which are being exercised, (b) in the case of a tandem SAR, by surrendering to ISE any Options which are cancelled by reason of the exercise of such SAR, and (c) by executing such documents as ISE may reasonably request. Upon exercise of a SAR, the Participant shall be entitled to receive payment from ISE in an amount determined by multiplying: (i) the amount by which the Fair Market Value of a Share on the date of exercise exceeds the Base Price specified in the Award Agreement pertaining to such SAR; by (ii) the number of Shares with respect to which the SAR is exercised.

7.6. Payment Upon Exercise of SAR. Unless otherwise specified in the Award Agreement pertaining to a SAR, payment to a Participant upon the exercise of the SAR may be made, as determined by the Committee in its sole discretion, either (a) in cash, (b) in Shares with a Fair Market Value equal to the amount of the payment or (c) in a combination thereof.

ARTICLE 8

MISCELLANEOUS

8.1. No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of ISE to terminate any Participant’s employment or service at any time, for any reason and with or without cause.

8.2. Participation. No person shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

8.3. Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by ISE against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any good faith action taken or good faith failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with ISE’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give ISE an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under ISE’s Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that ISE may have to indemnify them or hold them harmless.

8.4. Successors. All obligations of ISE under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to ISE, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business or assets of ISE.

8.5. Beneficiary Designations. Subject to the restrictions in section 8.6 below, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. For purposes of this section, a beneficiary may include a designated trust having as its primary beneficiary a family member of a Participant. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

8.6. Nontransferability of Awards. Unless otherwise determined by the Committee with respect to an Award other than an Incentive Stock Option, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant and may be exercised only by the Participant or the Participant’s legal representative.

8.7. No Rights as Stockholder. Except to the limited extent provided in Sections 6.6 and 6.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of ISE with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of ISE or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

8.8. Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), ISE shall have the power and the right to deduct or withhold, or require a Participant to remit to ISE, an amount sufficient to satisfy any federal, state, local and foreign taxes of any kind (including, but not limited to, the Participant’s FICA and SDI obligations) which the Committee, in its sole discretion, deems necessary to be withheld or remitted to comply with the Code and/or any other applicable law, rule or regulation with respect to such Award (or exercise thereof).

8.9. Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having ISE withhold otherwise deliverable Shares, or (b) delivering to ISE already-owned Shares having a Fair Market Value equal to the amount required to be withheld, provided such Shares have been held by the Participant for at least six months.

8.10. Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

8.11. Restrictions on Shares. Each Award made hereunder shall be subject to the requirement that if at any time ISE determines that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such Award or the delivery of Shares thereunder, such Award shall not be exercised or settled and such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to ISE. ISE may require that certificates evidencing Shares delivered pursuant to any Award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

8.12. Members of the Board/Special Restriction. Any Member of the Board who has received Shares under this Plan may not sell, transfer, pledge, assign, or otherwise alienate or hypothecate fifty-percent of such Shares until six months after such person has terminated his or her service with the Board.

8.13. Changes in Capital Structure. Notwithstanding any provision in this Plan or any Award Agreement, in the event of any changes in the outstanding stock or in the capital structure of ISE by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization (each of the forgoing a “Corporate Event”) in connection with which the holders of Shares receive shares of common stock that are registered under section 12 of the 1934 Act, there shall be substituted for each Share available under this Plan, whether or not then subject to an outstanding Award, the number and class of shares into which each outstanding Share shall be converted pursuant to such Corporate Event. In the event of any such substitution, the Exercise Price per share in the case of an Option and the Base Price in the case of a SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate Exercise Price or Base Price, respectively. Notwithstanding any provision in this Plan or any Award Agreement, in the event of a Corporate Event, the Committee may, in its sole discretion, cancel some or all of the outstanding Awards and pay to each holder of a cancelled Award a payment in cash or securities an amount that the Committee, in its sole discretion, in good faith determines to be the equivalent value of such Award on the date of the Corporate Event (e.g., in the case of an Option, the amount of the “spread”).

ARTICLE 9

AMENDMENT, TERMINATION AND DURATION

9.1. Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including section 422 of the Code, section 162(m) of the Code and the rules of the New York Stock Exchange. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan.

9.2. Duration of the Plan. The Plan shall, subject to Section 9.1 (regarding the Board’s right to amend or terminate the Plan), terminate ten years after adoption by the Board, unless earlier terminated by the Board. The termination of the Plan shall not affect any Awards granted prior to the termination of the Plan.

ARTICLE 10

LEGAL CONSTRUCTION

10.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

10.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

10.4. Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware, but without regard to its conflict of law provisions.

10.5. Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

10.6. Incentive Stock Options. Should any Option granted under this Plan be designated an “Incentive Stock Option,” but fail, for any reason, to meet the requirements of the Code for such a designation, then such Option shall be deemed to be a Non-Qualified Stock Option and shall be valid as such according to its terms.